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                                                                    Exhibit 99.1

                      Form of Proxy for Special Meeting of
               Shareholders of First Place Financial Corporation

     The undersigned hereby appoints Marlo L. Webb and Robert S. Culpepper, or either of them, as proxies to vote all shares of common stock the undersigned is entitled to vote at the special meeting of shareholders of First Place Financial Corporation ("First Place") to be held on January 11, 2000 at the San Juan Country Club, 5775 Country Club Drive, Farmington, New Mexico, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

     1. To approve the Agreement and Plan of Reorganization, dated as of August 4, 1999 (the "Reorganization Agreement"), by and between First Place and Wells Fargo & Company ("Wells Fargo") pursuant to which, among other things, a wholly- owned subsidiary of Wells Fargo will merge with and into First Place (the "Merger") upon the terms and subject to the conditions set forth in the Reorganization Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of First Place as may be necessary or appropriate to carry out the intent and purposes of the Merger.


                       FOR                AGAINST            ABSTAIN
                 -----              -----              -----

     2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                       Dated:                                .
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                               (Please sign exactly as name appears at left.)

                               (If stock is owned by more than one person, all owners should sign. Persons signing as executors administrators, trustees, or in similar capacities should so indicate.)

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF FIRST PLACE FINANCIAL CORPORATION